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       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2001
                                                      REGISTRATION NO. 333-59378

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            PARK NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                OHIO                                            31-1179518
    (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

          50 NORTH THIRD STREET, P.O. BOX 3500, NEWARK, OHIO 43058-3500
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                SECURITY BANC CORPORATION 1987 STOCK OPTION PLAN
                SECURITY BANC CORPORATION 1995 STOCK OPTION PLAN
                SECURITY BANC CORPORATION 1998 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

DAVID C. BOWERS, SECRETARY                   COPY TO:
PARK NATIONAL CORPORATION                    ELIZABETH TURRELL FARRAR, ESQ.
50 NORTH THIRD STREET                        VORYS, SATER, SEYMOUR AND PEASE LLP
P.O. BOX 3500                                52 EAST GAY STREET
NEWARK, OHIO  43058-3500                     COLUMBUS, OHIO 43215
(NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (740) 349-3708
                           --------------------------
                        (TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)











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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

        See the Index to Exhibits attached hereto at page 6 for complete Exhibit 23(a) being filed herewith.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Ohio, on the 1st day of May, 2001.

                                       PARK NATIONAL CORPORATION


                                       By:  /s/ C. Daniel DeLawder
                                           -------------------------------------
                                           C. Daniel DeLawder
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated, on the 1st day of May, 2001.

                NAME                      TITLE
                ----                      -----


                 *                        Chairman of the Board and Director
----------------------------------
William T. McConnell


 /s/ C. Daniel DeLawder                   President, Chief Executive Officer and
----------------------------------        Director (Principal Executive Officer)
C. Daniel DeLawder


                 *                        Chief Financial Officer and Principal
----------------------------------        Accounting Officer
John W. Kozak


                 *                        Director
----------------------------------
Maureen Buchwald


                 *                        Director
----------------------------------
James J. Cullers


                 *                        Director
----------------------------------
Harry O. Egger



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

                NAME                      TITLE
                ----                      -----

                 *                        Director
----------------------------------
Dominick C. Fanello


                 *                        Director
----------------------------------
R. William Geyer


                 *                        Director
----------------------------------
Howard E. LeFevre


                 *                        Director
----------------------------------
Phillip T. Leitnaker


                 *                        Director
----------------------------------
James A. McElroy


                 *                        Director
----------------------------------
John J. O'Neill


                 *                        Director
----------------------------------
William A. Phillips


                 *                        Director
----------------------------------
J. Gilbert Reese


                 *                        Director
----------------------------------
Rick R. Taylor

                NAME                      TITLE
                ----                      -----


                 *                        Director
----------------------------------
John L. Warner

-------------------

*By C. Daniel DeLawder pursuant to Powers of Attorney executed by the directors and executive officers listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.


 /s/ C. Daniel DeLawder
-------------------------------------
C. Daniel DeLawder
President and Chief Executive Officer



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                                INDEX TO EXHIBITS


  Exhibit No.                             Description of Exhibit
  -----------                             ----------------------

      2 Agreement and Plan of Merger (excluding exhibits and schedules), dated as of November 20, 2000, by and between Registrant and Security Banc Corporation (incorporated herein by reference to Exhibit 2.1 to Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed January 29, 2001 (Registration No. 333-53038))

     *5 Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Registrant

     *10(a)                   Security Banc Corporation 1987 Stock Option Plan

     *10(b)                   Security Banc Corporation 1995 Stock Option Plan

     *10(c)                   Security Banc Corporation 1998 Stock Option Plan

    **23(a)                   Consent of Ernst & Young LLP

     *23(b) Consent of Vorys, Sater, Seymour and Pease LLP, counsel to Registrant (Included in Exhibit No. 5)

     *24                      Powers of Attorney

-------------------
*Previously filed.

**Filed herewith. Signature inadvertently omitted when previously filed via
EDGAR.


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                                                                   Exhibit 23(a)

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to common shares of Park National Corporation to be offered under the Security Banc Corporation 1987 Stock Option Plan, the Security Banc Corporation 1995 Stock Option Plan and the Security Banc Corporation 1998 Stock Option Plan of our report dated January 16, 2001, with respect to the consolidated financial statements of Park National Corporation incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Columbus, Ohio
April 23, 2001